Consent of Independent Accountants
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-11241) and the Registration Statements on Form S-8 (File Nos. 33-64440 and 33-77576) of Endogen, Inc. of our report dated July 24, 1997, appearing on page F-2 of this Form 10-KSB.



/s/ Price Waterhouse LLP
------------------------
    Price Waterhouse LLP


Boston, Massachusetts
August 7, 1997